Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) dated as of April 30, 2013, is made by and among TILE SHOP HOLDINGS, INC., a Delaware corporation (“Holdings”), THE TILE SHOP, LLC, a Delaware limited liability company (the “Company”), certain Subsidiaries of the Company party hereto as borrowers (each such Subsidiary, a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), a Swing Line Lender and an L/C Issuer.

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of October 3, 2012 (as amended, modified, supplemented, restated, or amended and restated, to, but not including, the date hereof, the “Credit Agreement”; the capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a term loan facility and a revolving credit facility; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain terms of the Credit Agreement, which the Administrative Agent and the Lenders are willing to do on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended to add the following clause immediately following clause (d) of such definition:

“; provided, that any redemption of warrants with respect to the capital stock of Holdings or any of its Subsidiaries, or any purchase or  redemption of capital stock of Holdings or any of its Subsidiaries, in each case, made by Holdings or any of its Subsidiaries in such period, shall be excluded from Consolidated Fixed Charges up to an amount not to exceed the total amount of cash proceeds received by Holdings or such Subsidiary, as applicable, from a third-party’s exercise of warrants with respect to the capital stock of Holdings or such Subsidiary so long as such purchase or redemption is made within nine months of receipt of the cash proceeds from the exercise of such warrants.”

(b)	The definition of “Total Credit Exposure” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

““Total Credit Exposure” means, as to any Lender at any time, the Total Revolving Credit Exposure of such Lender at such time plus the Total Term Loan Exposure of such Lender at such time.”

(c)	Section 10.01(g) of the Credit Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

“(g) change any provision of this Section or the definition of “Required Lenders”, “Required Facility Lenders”, “Required Revolving Lenders”, “Required Term Loan Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;”

2.                  Effectiveness; Conditions Precedent. This Amendment shall become effective at the time (the “Amendment Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrowers, Holdings, the Administrative Agent and each of the Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf).

3.                  Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of Holdings and the Borrowers represent and warrant to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by Holdings and the Borrowers and constitutes a legal, valid and binding obligation of such parties.

4.                  Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.                  Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

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6.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.                  Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8.                  Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.                  References. From and after the Amendment Effective Date, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Credit Agreement, as amended or modified hereby.

10.              Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

THE TILE SHOP, LLC

By:	/s/ Timothy Clayton
Name:	Timothy Clayton
Title:	Chief Financial Officer

Amendment No. 1 Signature Page

TILE SHOP HOLDINGS, INC.

By:	/s/ Timothy Clayton
Name:	Timothy Clayton
Title:	Chief Financial Officer

Amendment No. 1 Signature Page

bank of america, n.a., as
Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

Amendment No. 1 Signature Page

bank of america, n.a., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ A. Quinn Richardson
Name:	A. Quinn Richardson
Title:	Senior Vice President

Amendment No. 1 Signature Page

THE HUNTINGTON NATIONAL bank, as a Lender

By:	/s/ Marc D. Adams
Name:	Marc D. Adams
Title:	/s/ Vice President

Amendment No. 1 Signature Page